EXHIBIT 21.1

                              LIST OF SUBSIDIARIES



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   NAME OF SUBSIDIARY     JURISDICTION OF INCORPORATION    DOING BUSINESS AS
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VMdirect L.L.C.           Nevada                        N/A
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VMdirect UK Ltd.          England                       N/A
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VMdirect EU Ltd.          England                       N/A
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DigitalFX Networks, LLC   Nevada                        N/A
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DigitalFX Solutions, LLC  Nevada                        N/A
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